UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2006

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 E. 6400 South, Ste 230, Salt Lake City, Utah 84107

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 262-5200

Item 8.01

Other Events: Heritage’s Motion for Partial Summary Judgment Denied

On May 1, 2006, Judge Timothy Hanson denied a Motion for Partial Summary Judgment brought by Martin Tanner, David Thayne, former director Jerry Warnick and Brian Steffenson, (the “Heritage Parties”).  This Motion for Partial Summary Judgment relates to Heritage Communications, Inc. vs. CoConnect, Inc., Case #05-091-1718 filed in the State of Utah, Third District Court.  The Court ruled in favor of CoConnect and denied the motion brought by the Heritage Parties as not being supported by sufficient weight of evidence to grant such a motion.

A copy of our Press Release further discussing the day’s events is attached as Exhibit 99.1.

Item 9.01

Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2006

CoConnect, Inc.

By: /s/ Richard Ferguson

Richard Ferguson

President

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